UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2019

 Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain,		06053
Connecticut		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item.  5.07 Submission of Matters to a Vote of Security Holders

The Registrant's Annual Meeting of Shareholders was held on April 17, 2019.

Proposal 1: The following Directors were elected at the meeting:

Nominee	For	Against	Abstain	Broker Non-Votes
Andrea J. Ayers	117,995,279	2,409,812	167,895	12,524,208
George W. Buckley	114,507,374	5,443,971	621,641	12,524,208
Patrick D. Campbell	116,818,494	3,581,628	172,864	12,524,208
Carlos M. Cardoso	115,784,680	4,589,860	198,446	12,524,208
Robert B. Coutts	117,637,976	2,750,637	184,373	12,524,208
Debra A. Crew	119,871,591	531,702	169,693	12,524,208
Michael D. Hankin	119,614,736	776,782	181,468	12,524,208
James M. Loree	120,066,987	330,174	175,825	12,524,208
James H. Scholefield	119,413,022	936,993	222,971	12,524,208
Dmitri L. Stockton	119,091,058	1,287,752	194,176	12,524,208

Proposal 2: The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes
112,892,299	7,102,921	577,766	12,524,208

Proposal 3: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2019 fiscal year:

For	Against	Abstain
127,605,540	5,225,420	266,234

Proposal 4: The Shareholders approved the Global Omnibus Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
119,474,546	779,304	319,136	12,524,208

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 22, 2019	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary